Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of RCI Hospitality Holdings, Inc. (the “Company”) on Form 10-Q for the fiscal period ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, the Chief Executive Officer and the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that based on our knowledge, that:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of and for the periods covered in the Report.

/s/ Travis Reese
Travis Reese
Interim Chief Executive Officer
August 6, 2026

/s/ Albert Molina
Albert Molina
Interim Chief Financial Officer and Principal Accounting Officer
August 6, 2026
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to RCI Hospitality Holdings, Inc. and will be retained by RCI Hospitality Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-Q and shall not be considered filed as part of the Form 10-Q.